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                                                                  EXHIBIT 10.11

                        MASTER EQUIPMENT LEASE AGREEMENT

                     Agreement No. 101 Dated: March 31, 1995

LESSOR: LIGHTHOUSE CAPITAL PARTNERS, L.P., a Delaware limited partnership ("Lessor") 100 Drakes Landing Road, Suite 260, Greenbrae, California 94904

LESSEE:           3D/FX INTERACTIVE, INC., a California corporation ("Lessee")

ADDRESS:          415 Clyde Avenue, Suite 105, Mountain View, California 94043

IN CONSIDERATION of the mutual covenants contained herein, the parties agree as follows:

         1. LEASE. Lessor leases to Lessee and Lessee leases from Lessor the personal property described in each Equipment Schedule executed pursuant hereto, subject to the terms and conditions of this Master Equipment Lease Agreement ("Master Lease") and the applicable Lease Line Schedule (defined below). The "Equipment" (as defined in the Lease Line Schedules) is being leased for commercial or business purposes only, and not for personal, home, or family purposes. The parties agree that each Lease is a "finance lease" under the Uniform Commercial Code (as in effect in the State of California during the term of the Lease and referred to hereafter as the "UCC").

         2.       LEASE LINE SCHEDULE. "Lease Line Schedule" means a Lease Line
Schedule in the form of EXHIBIT A-L or EXHIBIT A-2 signed by Lessor and Lessee and incorporating by reference the terms and provisions of this Master Lease.

         3.       EQUIPMENT SCHEDULES. "Equipment Schedule" means an Equipment
Schedule in the form of EXHIBIT B-1 or EXHIBIT B-2 signed by Lessor and Lessee and incorporating, by reference, the terms and provisions of this Master Lease and the applicable Lease Line Schedule. Each Equipment Schedule shall constitute a separate and independent lease (a "Lease"); the original of such Lease shall consist of the signed Equipment Schedule and a copy of the Master Lease and applicable Lease Line Schedule. Capitalized terms used, but not defined, in this Master Lease have the meanings given to such terms in the applicable Lease Line Schedule or Equipment Schedule, as the case may be.

         4.       TERM AND RENTALS.

                  (a) ACCEPTANCE. The Lease shall commence with respect to Equipment described on an Equipment Schedule upon the Acceptance Date. The "Acceptance Date" shall be the date upon which Lessee executes a Delivery and Acceptance Certificate in the form of EXHIBIT C.

                  (b) TERM AND PAYMENT OF RENT. The lease term for the Equipment shall be the "Lease Term" set forth in the applicable Equipment Schedule which shall commence on the "Commencement Date" (as defined in the applicable Lease Line Schedule). Lessee agrees to pay to Lessor the "Rental Payments" for the Lease Term, in the amounts and at the times set forth in the applicable Equipment Schedule.

                  (c) INTERIM PERIOD. If an Acceptance Date does not fall on a Commencement Date, then Lessee agrees to pay to Lessor "Interim Rent" for the period commencing on the Acceptance Date through and including the day preceding the Commencement Date (the "Interim Period"). The Interim Rent payment for the Interim Period shall accrue at the "Interim Rate" (as defined in the applicable Lease Line Schedule) and shall be due and payable in full on the Commencement Date.

                  (d) LEASE TERMINATION. Lessee may terminate the Lease at the expiration of the Lease Term or any renewal term (the "Lease Termination") by submitting to Lessor a Notice of Election in the form of EXHIBIT D. If a


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Notice of Election is not submitted by Lessee to Lessor during the "Advance
Notice Period" (as defined in the Lease Line Schedule), then the Lease Term or any renewal Term will be automatically extended for an additional period equal to the "Automatic Extension Period" (as defined in the Lease Line Schedule). The Lease will continue to automatically extend until Lessee submits to Lessor a Notice of Election. The Lease may only be terminated as expressly provided in this Section, in the applicable Lease Line Schedule or in the applicable Equipment Schedule. Lessee agrees to continue paying rent for the Equipment in the amount of the Rental Payment set forth in the applicable Equipment Schedule until the later of (i) the expiration of the Lease Term, any renewal term and any Automatic Extension Period and (ii) either (A) the purchase option price is paid pursuant to SECTION 6(a), or (B) a mutually agreed renewal of the Lease takes effect pursuant to SECTION 6(b), or (C) the Equipment is returned in the manner and condition prescribed in SECTION 6(c), in each case after delivery of a Notice of Election.

                  (e) NET LEASE. Each Equipment Schedule shall be a net lease, and Lessee's obligation to pay all rent and other sums thereunder shall be absolute and unconditional, and shall not be subject to any abatement, reduction, setoff, defense, counterclaims, interruption, deferment or recoupment, for any reason whatsoever.

         5. LATE FEE. Lessee shall pay a late charge on any rent payments or other sums due hereunder which are past due, in the amount specified in the applicable Lease Line Schedule, payable on demand. In addition, interest shall accrue daily at the "Default Rate" (as defined in the Lease Line Schedule), or if such rate exceeds the maximum rate allowed by law, then at such maximum rate, and shall be payable on demand.

         6. LEASE TERMINATION OPTIONS. Upon Lease Termination, Lessee will have the option to purchase the Equipment or renew the term of the Lease as set forth below. Lessee shall specify its election of a Lease Termination Option in the Notice of Election.

                  (a) PURCHASE OPTION. If Lessee exercises the option to purchase, then, provided no Event of Default has occurred and is then continuing, Lessee shall at the expiration of the Lease Term, renewal term or extension, as the case may be, purchase the Equipment. The purchase price shall be the Equipment's then fair market value ("FMV") or as may be otherwise provided in a particular Lease Line Schedule. FMV, as applied to a purchase option, shall be determined by Lessor based on the price a willing buyer would pay and a willing seller would accept (neither buyer nor seller being under compulsion to act) for the Equipment as installed and in use, giving due consideration to its condition, utility, revenue-producing capability, and replacement costs. If Lessee fails to agree with Lessor's good faith determination of the FMV, Lessee shall nevertheless pay Lessor's invoice and provide Lessor with a written request for a determination of the FMV with or prior to such payment. Within ten (10) days after such request Lessor and Lessee shall agree on an appraiser to determine the FMV or, lacking such agreement, shall each tender the name of an appraiser. The appraiser(s) shall, within thirty (30) days, either agree on the FMV or select a third appraiser, to form a committee to determine the FMV. Determination by the appraiser(s) shall be final and binding on both parties. Within fifteen (15) days after such determination, Lessor shall refund any excess received over the FMV, and/or Lessee shall pay any additional amount of the FMV above the amount previously paid. Each party shall bear the fees and expenses of any appraiser which it names and share equally the fees and expenses of any appraiser(s) jointly selected. If the appraised FMV is within 5% of the amount invoiced by Lessor, then Lessee shall pay all appraiser fees and expenses. The purchase option price shall be paid not later than the last day of the Lease Term.

                  (b) RENEWAL. If Lessee exercises the option to renew this Lease, such renewal shall be upon the terms and conditions of this Master Lease and the applicable Lease Line Schedule, for a rental period and rental amount to be agreed upon by Lessee and Lessor.

         7.       USE; MAINTENANCE.

                  (a) Lessee, at its expense, shall make all necessary site preparations and cause the Equipment to be operated in accordance with any applicable operating manuals and manufacturer's instructions. Notwithstanding any


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transfer or assignment by Lessor and provided Lessee is not in default hereunder, Lessee shall have the right to quietly possess and use the Equipment as provided herein without interference by Lessor, its assigns or any other third party claiming through or under Lessor.

                  (b) Lessee shall effect and bear the expense of all necessary repair, maintenance, operation and replacements required to be made to maintain the Equipment in good condition, reasonable wear and tear excepted, and to comply with all domestic and international laws to which the use and operation of the Equipment may be or become subject. All replacement Equipment and parts furnished in connection with such maintenance or repair shall immediately become the property of Lessor and part of the Equipment for all purposes hereof. All such maintenance, repair and replacement services shall be immediately paid for and discharged by Lessee with the result that no lien under any applicable laws, will attach to the Equipment as a result of the performance of such services or the provision of any such material, except mechanic's liens not based on delinquent payments which the Lessee may contest in good faith.

         8. INSURANCE. Lessee shall obtain and maintain for the Lease Term (and any renewal term or extension), at its own expense, (a) "all risk" insurance against loss or damage to the Equipment, (b) commercial general liability insurance (including contractual liability, products liability and completed operations coverage) reasonably satisfactory to Lessor, and (c) such other insurance against such other risks of loss and with such terms, as shall in each case be reasonably satisfactory to or reasonably required by Lessor (as to carriers, amounts and otherwise). The amount of the "all risk" insurance shall be greater than or equal to the Stipulated Loss Value (as defined in Section 9 below) of all Equipment outstanding under the Lease Line Schedules and must otherwise be reasonably satisfactory to Lessor as of each anniversary date of this Lease. Any increase in the amount of such insurance coverage reasonably requested by Lessor shall be put into effect on the next succeeding renewal date of such insurance.

         Each "all risk" policy shall: (i) name Lessor as sole loss payee with respect lo the Equipment, (ii) provide for each insurer's waiver of its right of subrogation against Lessor and Lessee, and (iii) shall waive set-off, counterclaim or offset against Lessor.

         Each liability policy shall name Lessor as an additional insured and provide that such insurance shall have cross-liability and severability of interest endorsements (which shall not increase the aggregate policy limits of Lessee's insurance).

         All insurance policies shall provide that Lessee's insurance shall be primary without a right of contribution of Lessor's insurance, if any, or any obligation on the part of Lessor to pay premiums of Lessee! and shall contain a clause requiring the insurer to give Lessor at least 30 days' prior written notice of its cancellation (other than cancellation for non-payment for which 10 days' notice shall be sufficient. Lessee shall on or prior to the date of the first effective Equipment Schedule and prior to each policy renewal, furnish to Lessor certificates of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect. Lessee further agrees to give Lessor prompt notice of any damage to, or loss of, the Equipment, or any part thereof.

         9. LOSS OR DAMAGE. If any items of Equipment shall become lost, stolen, destroyed, or damaged beyond repair for any reason, or in the event of condemnation, confiscation, seizure or requisition of title to or use of such items (collectively, an "Event of Loss"), Lessee shall promptly pay to Lessor the applicable Stipulated Loss Value of the Equipment subject to the Event of Loss. Upon payment by Lessee of the Stipulated Loss Value, Lessor will transfer to Lessee, "AS IS, WHERE IS, WITHOUT RECOURSE, REPRESENTATION OR WARRANTY," all of Lessor's right, title and interest, if any, in such items of Equipment. The "Stipulated Loss Value" payable by Lessee under this Lease shall be an amount equal to the product of (a) Lessor's Cost of the affected Equipment and (b) the percentage set forth in the table attached to the applicable Lease Line Schedule as Annex A opposite the Rental Payment number next following the Event of Loss. Stipulated Loss Values and Rental Payments shall not be prorated.


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         10.      TITLE, INSPECTION AND LOCATION.

                  (a) TITLE. Lessor and Lessee confirm their intent that title (if an ) to the Equipment shall remain in Lessor (or its successors and assigns) exclusively. If requested by Lessor, Lessee will affix plates or markings on the Equipment and on any operating manuals and manufacturer's instructions indicating the interests of Lessor and its assigns therein, and Lessee will not allow any other indicia of ownership or other interest in the Equipment to be placed on the Equipment. Lessee shall not sell, assign, grant a security interest in, sublet, pledge, hypothecate or otherwise encumber or suffer a lien upon or against this Lease or the Equipment.

                  (b) INSPECTION. Lessor (through any of its officers, employees or agents) shall have the right to inspect the Equipment during regular business hours, with reasonable notice, and in compliance with Lessee's reasonable security procedures; provided, that such inspections will be conducted no more often than every six (6) months unless an Event of Default, or event which, with notice or lapse of time or both, would become an Event of Default, has occurred and is continuing.

                  (c) LOCATION. In the case of Equipment other than mobile Equipment, Lessee may move such Equipment from the installation address shown on the Equipment Schedule (or any other location for which Lessee has complied with this provision) only if (i) the new location is within the continental United States, and (ii) Lessee gives prior written notice of the relocation and provides UCC-I financing statements, landlord waivers or such other documentation as Lessor reasonably requests to protect its interest in the Equipment. In the case of mobile equipment (including, without limitation, lap-top computers), Lessee agrees to obtain from the person using such mobile Equipment and deliver to Lessor, an Acknowledgment in the form of EXHIBIT F.

                  (d) Lessee shall keep copies of all operating manuals and manufacturer's instructions with respect to the Equipment in good condition at the locations specified in Section 10(c).

         11. LESSEE'S REPRESENTATIONS, WARRANTIES AND WAIVERS. Upon execution of the Master Lease and each Equipment Schedule, Lessee warrants and represents the following:

                  (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Lessee has full power and authority and all necessary licenses and permits to carry on its business as presently conducted, to own or hold under lease its properties and to enter into this Master Lease, each Lease Line Schedule and each Equipment Schedule and to perform its obligations thereunder; and Lessee is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its business or the performance of its obligations under this Master Lease, the Lease Line Schedules and any Equipment Schedules requires such qualification, except for such jurisdictions in which failure to qualify would not have a material adverse effect on Lessee.

                  (b) The execution and delivery by Lessee of this Master Lease, the Lease Line Schedules and each Equipment Schedule and the performance by Lessee of its obligations thereunder have been duly authorized by all necessary corporate action on the part of Lessee; and do not and will not contravene the provisions of or constitute a default (either with or without notice or lapse of time, or both) under, or result in the creation of any lien upon, the Equipment or any property of Lessee under any indenture, mortgage, contract or other instrument to which Lessee is a party or by which Lessee or its properties is bound.

                  (c) No consent or approval of, giving of notice to, registration with, or taking of any other action by, any state, federal, foreign or other governmental commission, agency or regulatory authority or any other person or entity is required for the consummation or performance by Lessee of the transactions contemplated under this Master Lease, the Lease Line Schedules and each Equipment Schedule.


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                  (d) This Master Lease, the Lease Line Schedules and each
Equipment Schedule, when executed by Lessee, constitute legal, valid and binding agreements of Lessee enforceable against Lessee in accordance with their terms, except as limited by any bankruptcy, insolvency, reorganization, or other similar laws of general application affecting the enforcement of creditor or Lessor rights.

                  (e) There are no actions, suits or proceedings pending or threatened against or affecting Lessee or any property of Lessee in any court, before any arbitrator of any kind or before or by any federal state, municipal or other government department, commission, board, bureau, agency or instrumentality (collectively "Governmental Body"), which, if adversely determined, would materially adversely affect the business, financial condition, assets, or operations of Lessee, or adversely affect the ability of Lessee to perform its obligations under this Master Lease, the Lease Line Schedules and each Equipment Schedule; and Lessee is not in default with respect to any order of any court, arbitrator or Governmental Body or with respect to any material loan agreement, debt instrument or contract with a supplier or customer of Lessee, except as disclosed in writing to Lessor.

                  (f) To the extent permitted by applicable law, Lessee waives any and all rights and remedies to: (i) cancel this Lease; (ii) repudiate this Lease; (iii) reject the Equipment; (iv) revoke acceptance of the Equipment; (v) recover damages from Lessor for any breaches of warranty or for any other reason other than breach by Lessor of the covenant of quiet enjoyment as set forth in
Section 7(a) hereof; (vi) claim a security interest in the Equipment in Lessee's possession or control for any reason; (vii) deduct from Rental Payments all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease; (viii) accept partial delivery of the Equipment; (ix) "cover" by making any purchase or lease of or contract to purchase or lease equipment in substitution for Equipment designated in the Lease; (x) recover any direct, general, special, incidental, indirect, exemplary or consequential damages, for any reason whatsoever; and (xi) obtain specific performance, replevin, detinue, sequestration, claim and delivery or the like for any Equipment identified to this Lease. To the extent permitted by applicable law, Lessee also waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages or which may otherwise limit or modify any of Lessor's rights or remedies.

         12. ASSIGNMENT BY LESSOR. LESSEE ACKNOWLEDGES THAT LESSOR MAY SELL, ASSIGN, GRANT A SECURITY INTEREST IN, OR OTHERWISE TRANSFER ALL OR ANY PART OF ITS RIGHTS, TITLE AND INTEREST IN THIS LEASE AND THE EQUIPMENT WITHOUT NOTICE TO OR CONSENT OF LESSEE. Upon Lessor's written notice to Lessee that this Lease, or the right to the Rental Payments hereunder, have been assigned, Lessee shall, if requested, pay directly to Lessor's assignee without abatement, deduction or set-off amounts which become due hereunder. Lessee waives and agrees it will not assert against Lessor's assignee any counterclaim or set-off in any action for rent under the Lease. Upon the assignment of this Lease, Lessor's assignee shall have and be entitled to exercise any and all rights and remedies (but none of the obligations) of lessor hereunder, and all references herein to Lessor shall include Lessor's assignee. Lessee acknowledges that any assignment or transfer by Lessor does not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens or risks imposed on Lessee.

         13. ASSIGNMENT BY LESSEE. LESSEE MAY NOT, WITHOUT LESSOR IS PRIOR WRITTEN CONSENT, (;) ASSIGN THIS LEASE, WHETHER BY OPERATION OF LAW OR OTHERWISE, OR SUBLEASE THE EQUIPMENT OR ANY PART THEREOF OR (;;) ASSIGN, GRANT A SECURITY INTEREST IN, OR OTHERWISE TRANSFER ALL OR ANY PART OF ITS RIGHTS, TITLE AND INTEREST IN AND TO THIS LEASE OR THE EQUIPMENT. In the event Lessee makes an assignment, sublease or other transfer (to which Lessor has consented), Lessee shall not thereby be relieved of its duties and obligations hereunder, for which it shall remain fully responsible and liable (independent of its assignee).


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         14.      TAXES.

                  (a) Lessee shall comply with all applicable federal, state, local, foreign and international laws, regulations and orders relating to this Lease. Lessee assumes liability for, and shall pay when due, and on a net after-tax basis shall indemnify and defend Lessor against, all federal, state, local, foreign and international fees, taxes and government charges (including, without limitation, interest and penalties) of any nature imposed upon or in any way relating to Lessor, Lessee, any item of Equipment or this Lease, except federal, state and local taxes on or measured by Lessor's net income (other than any such tax which is in substitution for or relieves Lessee from the payment of taxes it would otherwise be obligated to pay to or reimburse Lessor for as herein provided). Lessee shall at its expense file when due with the appropriate authorities any and all tax and similar returns and reports required to be filed with respect thereto or, if requested by Lessor, notify Lessor of all such requirements and furnish Lessor with all information required for Lessor to effect such filings, which filings shall also be at Lessee's expense. Any fees, taxes or other charges paid by Lessor upon failure of Lessee to make such payments shall at Lessor's option become immediately due from Lessee to Lessor.

                  (b) This Lease has been entered into on the assumption that Lessor shall be entitled to all deductions, credits, and other tax benefits as are provided in the Internal Revenue Code of 1986, including amendments as may occur (the "Code"), to an owner of property including, without limitation, depreciation deductions and interest deductions with respect to any debts incurred to finance the purchase of the Equipment. If, as a result of any acts, omissions or misrepresentations by Lessee, Lessor's projected after-tax economic return resulting from ownership and lease of the Equipment is reduced, then Lessee's Rental Payments shall be increased in an amount (based on Lessor's reasonable calculations) sufficient to provide the same net after-tax economic return as if such acts or omissions had not occurred. Appropriate increases shall also be made in the applicable Stipulated Loss Values for this Lease. In the event the Equipment is sold by Lessor to another party, the net after-tax economic returns considered shall be those of such other party.

         15. EQUIPMENT WARRANTIES. Lessee acknowledges that (i) Lessee has selected the supplier of the Equipment, (ii) Lessor acquired the goods or the right to possession and use of the goods in connection with the Lease, and (iii) Lessee received a copy of the contract by which Lessor acquired the Equipment or the right to possession and use of the Equipment before signing the a particular Lease. LESSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES INCLUDING THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE WITH RESPECT TO THE EQUIPMENT AND DISCLAIMS THE SAME. Lessor shall have no liability for any damages, whether direct, indirect, general, special, incidental, exemplary or consequential, incurred b, Lessee as a result of an), defect or malfunction of the Equipment. Lessee shall look solely to the Equipment supplier for any and all claims related to the Equipment. Lessor assigns to Lessee, for and during the Lease Term, any warranty on the Equipment provided by the supplier. Lessor and Lessee agree that all limitations on remedies and liability contained in this Lease represent a reasonable allocation of risks that is part of the fundamental bargain between the parties.

         16.      EVENTS OF DEFAULT. An Event of Default shall occur if Lessee
(i) fails to pay any Rental Payment or other payment required under the Lease when due and such failure continues for a period of five (5) days after written notice from Lessor; or (ii) fails to perform or observe any other covenant, condition or agreement to be performed or observed by it or breaches any provision contained in the Lease or in any other document furnished to Lessor in connection herewith, and such failure or breach continues for a period of thirty
(30) days after written notice from Lessor; or (iii) without Lessor's consent, attempts to assign this Lease or sell, transfer, encumber, part with possession, or sublet any item of Equipment; or (iv) makes any representation or warranty herein or in any document furnished by Lessor in connection herewith, which shall have been materially false or inaccurate when made or at the time to which such representation or warranty relates; or (v) shall commit an act of bankruptcy or become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a Trustee or Receiver or either shall be appointed for Lessee or for a substantial part of its property without its consent, or bankruptcy reorganization, or insolvency proceedings shall be instituted by or against Lessee,


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and, if instituted against Lessee, shall not be vacated or dismissed within sixty (60) days. Any Event of Default shall be deemed material and a substantial impairment of Lessor's interests for the purposes of this Lease, the UCC, and any other applicable law.

         17. REMEDIES. Upon the occurrences of any Events of Default and at any time thereafter. provided such Event of Default is then continuing, Lessor may, in its discretion, do any one or more of the following:

                  (a) cancel any or all Leases which reference this Master Lease or the Lease Line Schedule, upon notice to Lessee;

                  (b) recover any accrued and unpaid Rental Payments and other amounts which are due and owing under the Leases so canceled on the Rental Payment Date immediately preceding the date on which Lessor obtains possession of the Equipment (or such earlier date as judgment is entered in favor of Lessor) (the "Determination Date"), plus interest at the Default Rate;

                  (c) with or without canceling this Lease, recover (i) such Stipulated Loss Value as of the Rental Payment Date immediately preceding the Determination Date, and (ii) the amount of any loss or reduction of tax benefits which Lessor anticipated it would receive if the Lease continued for its full Lease Term;

                  (d) recover any amounts due under any indemnity then determinable, plus interest at the Default Rate;

                  (e) require that Lessee provide the return and certification of the Equipment in accordance with Section 6(c) hereof;

                  (f) enter the premises where such Equipment is located and take immediate possession of and remove the same, all without liability to Lessor or its agents for such entry, except for costs incurred for any physical damage to the premises caused by Lessor or its agents for such entry;

                  (g) sell any or all of the Equipment at public or private sale, with or without notice to Lessee or advertisement, or otherwise dispose of, hold, use, operate, lease to others or keep idle such Equipment, all free and clear of any rights of Lessee and without any duty to account to Lessee for such action or inaction or for any proceeds with respect thereto; and

                  (h) exercise any other right or remedy , which may be available to it under the UCC or other applicable law including the right to recover damages for the breach hereof.

         In addition, Lessee shall be liable for, and reimburse Lessor for, all reasonable legal fees and all commercially reasonable costs and expenses incurred by Lessor as a result of the foregoing defaults or the exercise of Lessor's remedies, including without limitation recovering possession of the Equipment, selling or leasing the Equipment (including broker's and sales representative's fees and commissions), and placing any Equipment in the condition and obtaining the certificate required by Section 6(c) hereof. No remedy referred to in this Section is intended to be exclusive. but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at la\v or in equity. No express or implied waiver by Lessor of any default shall constitute a waiver of any other default by Lessor, or a waiver of any of Lessor's rights.


         18. INDEMNIFICATION. Lessee assumes liability for, and shall pay when due, and shall indemnify, reimburse and hold each Indemnified Person (defined below) harmless from and against all Claims (defined below), directly or indirectly relating to or arising out of the acquisition, use. manufacture, purchase, shipment, transportation, delivery, installation, lease or sublease, ownership, operation. possession, control, storage, return or condition of any item of Equipment (regardless of whether such item of Equipment is at the time in the possession


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
of Lessee), the falsity of any non-tax representation or warranty of Lessee or Lessee's failure to comply with the terms of the Lease during the Lease Term. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of Equipment, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, or (iii) any Claim for negligence or strict or absolute liability in tort; provided, however, that Lessee shall not indemnify Lessor for any liability incurred by Lessor as a direct and sole result of Lessor's gross negligence or willful misconduct.

         "Claim" means all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including, without limitation, claims relating to environmental discharge, cleanup or compliance), and all costs and expenses whatsoever to the extent they may be incurred or suffered by an Indemnified Person in connection therewith (including, without limitation, reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Equipment, damage to or loss of use of property (including, without limitation, consequential or special damages to third parties or damages to Lessee's property), or bodily injury to or death of any person (including, without limitation, any agent or employee of Lessee).

         "Indemnified Person" means Lessor (including without limitation, each of its partners) and each of their respective successors, assigns, agents, officers, directors, shareholders, partners, servants, agents and employees.

         Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Lease. Upon Lessor's written demand, Lessee shall assume and diligently conduct, at its sole cost and expense, the entire defense of any Indemnified Person against any indemnified Claim described in this Section 18. Lessee shall not settle or compromise any Claim against or involving Lessor without first obtaining Lessor's written consent thereto, which consent shall not be unreasonably withheld. Lessee shall give Lessor prompt notice of any occurrence, event or condition in connection with which Lessor may be entitled to indemnification hereunder. The provisions of this Section 18 are in addition to, and not in limitation of, the provisions of Section 14(b).

         19. NOTICES. Any notices or demands required or permitted hereunder shall be given to the parties in writing and by personal delivery, regular or certified mail. facsimile or telegram at the address set forth in the Lease Line Schedule or to such other address as the parties may hereafter substitute by written notice given in the manner prescribed in this Section. Such notices or demands shall be deemed given upon receipt in the case of personal delivery and upon mailing or transmission in the case of mail, facsimile or telegram. Lessee agrees to provide Lessor with thirty (30) days' prior written notice of (a) any merger or consolidation with or into any other business organization, (b) any sale, lease or other disposition of assets not in the ordinary course of business, and (c) any other material change in Lessee's financial structure or ownership.

         20. FURTHER ASSURANCES. Lessee will promptly execute and deliver to Lessor such further reasonable documents and take such further reasonable action as Lessor may request in order to more effectively carry out the intent and purpose of this Lease or an assignment of Lessor's interest herein.

         21. MISCELLANEOUS. This Lease shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and assigns. Any provision of the Lease which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that to the extent that the provisions of any such applicable law can be waived, they are waived by Lessee Time is of the essence with respect to the Lease. Lessee expressly assumes liability for and agrees to indemnify and defend and hold Lessor harmless from and against any breach by Lessee of any representation, warranty or covenant made by Lessee herein and in connection therewith to pay and reimburse Lessor for the payment of any and all expenses, including reasonable attorney fees incurred by Lessor in connection with or as the result of any such breach. The captions set forth herein are for convenience only and shall not define or limit any of the terms hereof. THIS LEASE SHALL IN ALL

RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES. LESSOR AND LESSEE WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM THIS LEASE. THIS LEASE SHALL BECOME EFFECTIVE AND BINDING ON THE PARTIES, THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS, AND SHALL BE DEEMED EXECUTED AND PERFORMED IN THE STATE OF CALIFORNIA, WHEN THE RELATED EQUIPMENT SCHEDULES ARE ACCEPTED BY LESSOR LESSEE CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF CALIFORNIA FOR THE RESOLUTION OF ANY DISPUTES HEREUNDER

         22. AMENDMENTS, MODIFICATIONS, WAIVERS. NONE OF THE PROVISIONS OF THIS LEASE MAY BE AMENDED, MODIFIED OR WAIVED EXCEPT IN A WRITING SIGNED BY LESSOR AND LESSEE.


   INITIALS _________ (LESSEE)             INITIALS _________ (LESSEE)

LESSEE:                                 LESSOR:

3D/FX INTERACTIVE, INC.                 By: LIGHTHOUSE CAPITAL PARTNERS,
                                            L.P., its general partner

By: __________________________              By:  LIGHTHOUSE CAPITAL PARTNERS,
                                                 L.P., its general partner
Name: ________________________
                                            By: ___________________________
Title: _______________________
                                            Name: _________________________
Date: ________________________
                                            Title: ________________________

                                   EXHIBIT A-1

    LEASE LINE SCHEDULE NO. 01, dated March 31, 1995 ("Lease Line Schedule"), to
MASTER EQUIPMENT LEASE AGREEMENT NO. 101, dated March 31, 1995 ("Master Lease"), by and between
         LIGHTHOUSE CAPITAL PARTNERS, LP., a Delaware limited partnership ("Lessor") and 3D/FX INTERACTIVE, INC., a California corporation ("Lessee").

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Master Lease.)

IN CONSIDERATION of the mutual covenants contained herein, the parties agree as follows:

         LEASE LINE. The total Lessor's Cost of all units of Equipment under all Equipment Schedules pursuant to Lease Line Schedule No. 01 and 02, both dated March 31, 1995, to Master Equipment Lease Agreement No. 101, dated March 31, 1995, shall not exceed $l,000,000.00 (the "Commitment"). "Lessor's Cost" means, with respect to a unit of Equipment, the total cost to Lessor of purchasing such unit, as indicated on the applicable Equipment Schedule. Lessor's obligation to fund Equipment Schedules under the Commitment shall terminate on June 30, 1996 (the "Commitment Termination Date"). The minimum Lessor's Cost for each Delivery & Acceptance Certificate shall be $10,000.00.

         RENTAL FACTOR. The Rental Factor for each Equipment Schedule will be based upon an implicit interest rate equal to the prime lending rate as quoted in The Wall Street Journal ten business days prior to the Commencement Date for such Equipment Schedule (the "Prime Rate") plus 300 basis points. If on such date the Prime Rate is other than 9 %, then the Rental Factor for that Equipment Schedule will be adjusted upward or downward basis point for basis point to maintain an implicit interest rate equal to the Prime Rate plus 300 basis points. Once the Lease Term commences for any Equipment Schedule, there will be no further adjustments to the Rental Factor for such Equipment Schedule. The Rental Payment under a particular Equipment Schedule shall be an amount equal to the product of (a) the Rental Factor and (b) the aggregate Lessor's Cost of Equipment subject to such Equipment Schedule.

         INTERIM RATE. The Interim Rate used to calculate the daily Interim Rent shall be equal to the Rental Factor for each Equipment Schedule divided by thirty (30). The Interim Period as defined in the Master Lease shall be modified to start on the date the Equipment is delivered to and accepted by the Lessee and the Lessor's Cost of Equipment is advanced by Lessor.

         ADVANCE RENT. Upon execution of each Summary Equipment Schedule under this Lease Line Schedule, Lessee shall pay to Lessor advance rent equal to the product of the Lessor's Cost and the Rental Factor ("Advance Rent"), to be applied toward the last Rental Payment due from Lessee to Lessor under each Equipment Schedule.

         EXPENSES. Lessee agrees to reimburse Lessor for a total of up to Fifteen Hundred Dollars ($ 1,500.00) of expenses incurred in connection with the negotiation and documentation of this transaction, promptly upon receipt of an invoice together with appropriate back-up.

         ELIGIBLE EQUIPMENT. All equipment financed under an Equipment Schedule shall be Eligible Equipment. "Eligible Equipment" means the following types of equipment to the extent acceptable to Lessor:

         Various new and used computers, peripherals, analytical and test equipment, laboratory equipment and furniture, office furniture and equipment and other equipment as mutually agreed between Lessee and Lessor.

 ...together with all replacements, parts, cables. repairs, additions and accessories incorporated therein or affixed thereto and all operating manuals and manufacturer's instructions (collectively hereinafter called the "Equipment"). Such replacements, parts, cables, repairs, additions and accessories shall (whether or not purchased by Lessor) be considered part of the Equipment for all purposes and, when installed in or attached to the Equipment (unless otherwise agreed), be or become the property of the Lessor except such external, stand-alone accessories acquired by Lessee which may be removed without damage to the equipment which shall be the property of the Lessee. Except as otherwise specifically provided or the context so requires, the term "Equipment" includes operating system or other bundled software which is delivered on or with the Equipment or is included on the Equipment Schedules.

         COMMENCEMENT DATE. The "Commencement Date" for each Equipment Schedule shall be the first day of the calendar month following the Acceptance Date for the items of Equipment subject to such Equipment Schedule. If the Acceptance Date is the first day of a calendar month, then the Commencement Date shall be the Acceptance Date.

         LEASE TERMINATION OPTIONS. Notwithstanding anything to the contrary in
Section 6 of the Master Lease, upon Lease Termination (as defined in the Master Lease), Lessee will have, with respect to all but not less than all of the Equipment governed by this Lease Line Schedule, the option to (a) purchase the Equipment from Lessor for the lesser of its Fair Market Value or fifteen percent (15% ) of the Lessor's Cost or (b) renew the Lease.

         ADVANCE NOTICE PERIOD. The "Advance Notice Period" shall be at least ninety (90) days, but not more than 180 days, prior to Lease Termination (as defined in the Master Lease) of Equipment Schedule No. 1 to this Lease Line Schedule.

         AUTOMATIC EXTENSION PERIOD. The "Automatic Extension Period" shall equal three (3) months and affects each Equipment Schedule under this Lease Line Schedule.

         INSURANCE. The amount of commercial general liability insurance (other than products liability coverage and completed operations insurance) required under the Master Lease shall be at least $1,000,000 per occurrence. The amount of the products liability and completed operations insurance under the Master Lease shall be at least $1,000,000 per occurrence; provided however, that Lessee shall not be required to obtain products liability and completed operations insurance until the occurrence of the first shipment of a product to a customer.

         FINANCIAL STATEMENTS. Lessee shall deliver to Lessor: (a) as soon as available, but in any event within twenty (20) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering Lessee's operations during such period, certified by an officer of Lessee reasonably acceptable to Lessor; (b) as soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days Lessee will provide Lessor with consolidated balance sheets of Lessee and its subsidiaries, if any, as at the end of each fiscal year, and consolidated statements of operations and consolidate statements of cash flows of the Lessee and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles, all in reasonable detail certified by independent public auditors of recognized national standing selected by Lessee; provided, however, that until the Lessee shall have revenues in excess of $10,000,000, such financial statements may be reviewed but not audited; (c) promptly upon becoming available, copies of all statements, reports, budgets, sales projections, operating plans and notices sent or made available generally by Lessee to its security holders; (d) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against Lessee; and (e) such other financial information as Lessor may reasonably request from time to time.

         MAINTENANCE SERVICE CONTRACTS. Lessee shall obtain and keep in effect at all times during the Lease Term (and any renewal or extension thereof), maintenance service contracts covering the Equipment with the Equipment supplier or with suppliers of maintenance services approved by Lessor, such approval not to be unreasonably withheld.

         INSTALLATION, HANDLING AND DELIVERY CHARGES. Any handling and delivery charge to cover all Equipment transportation, rigging, drayage, packing, installation and handling to and from vendor's plant and upon return to Lessor's designated location shall be paid by Lessee.

         MISCELLANEOUS TAXES. Without limitation of the provisions of the Master Lease, Lessee agrees to pay and to indemnify Lessor for any sales or use tax and any property tax in connection with the sale, lease or use of the Equipment.

         LATE FEE. Lessee shall pay a late charge on any rent payments or other sums due hereunder which are past due, in an amount equal to 2 % of the past due amount, payable on demand.

         DEFAULT RATE. The Default Rate of interest on late payments shall be fifteen percent (15%) per annum.

         NOTICES. All notices shall be addressed as follows:

If to Lessor:

                  Lighthouse Capital Partners, L.P.
                  100 Drake's Landing, Suite 260
                  Greenbrae, CA 94904
                  Attn: Contract Administration
                  Phone: (415) 925-3370
                  Fax: (415) 925-3387

If to Lessee:

                  3D/fx Interactive, Inc.
                  415 Clyde Avenue, Suite 105
                  Mountain View, CA 94043
                  Attn: Ross Q. Smith
                  Phone: (415) 934-2400
                  Fax: (415) 934-2424

         CONDITIONS TO THE FIRST EQUIPMENT SCHEDULE. On or prior to the date of execution of the first Equipment Schedule under this Lease Line Schedule, Lessor shall have received in form and substance satisfactory to Lessor, each of the following:

                  A Warrant substantially in the form of EXHIBIT H to the Master Lease.

                  A legal opinion of Lessee's legal counsel in form and substance reasonably satisfactory to Lessor, covering the matters set forth in EXHIBIT C to the Master Lease.

                  Copies, certified by the Secretary or Assistant Secretary or Chief Financial Officer of Lessee, of: (i) the Articles of Incorporation and By-Laws of Lessee (as amended to the date of the Lease) and (ii) the resolutions adopted by Lessee's board of directors authorizing the execution and delivery of this Lease, the Lease Line Schedule, the Equipment Schedules, the Warrant and the other documents referred in this Lease Line Schedule and the performance by Lessee of its obligations in such documents.

                  Evidence of the insurance coverage required by SECTION 8 of the Master Lease.

                  All necessary consents of shareholders and other third parties with respect to the subject matter of the Master Lease, the Lease Line Schedule, the Equipment Schedules and the Warrant.

                  Payment of the Advance Rent.

                  Conditions to all findings under all Equipment Schedules. On or prior to each funding under each Equipment Schedule under this Lease Line Schedule, each of the following conditions shall have been satisfied:

                  No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, has occurred and is continuing.

                  Lessor shall have received all necessary or desirable estoppel certificates and UCC filings, releases or terminations.

                  Lessor shall have received a landlord waiver and consent in substantially the form of EXHIBIT E to the Master Lease with respect to each equipment location, provided that Lessee shall have until the earlier of (i) the execution of a lease for its corporate headquarters or (ii) June 30, 1995, to provide such landlord waiver. Until such landlord waiver has been provided Lessor will not finance any Equipment that in its sole opinion may or may not be a fixture.

                  There shall not have occurred (i) any material adverse change to the general affairs, management, results of operations, condition (financial or otherwise) or prospects of Lessee, whether or not arising from transactions in the ordinary course of business, or (ii) any material adverse deviation by Lessee from the business plan of Lessee presented to and not disapproved by Lessor, since the date of the Master Lease.

                  Lessee shall have delivered to Lessor an Equipment Schedule covering the appropriate funding period.

                  Lessee shall have delivered to Lessor (i) in the case of a sale-leaseback, copies of invoices, canceled checks or other proof of payment, a Bill of Sale, a Deliver,' and Acceptance Certificate, and any UCC filings or other notices deemed necessary or desirable in connection with the sale leaseback or (ii) at Lessor's request, in the case of a purchase of new equipment in excess of $25,000 from an equipment vendor, a Purchase Order and Invoice Assignment and a Delivery and Acceptance Certificate.

                  All terms and conditions in the Equipment Schedule shall have been satisfied by the Acceptance Date for the Equipment under such Equipment Schedule.

                  All other documents as Lessor shall have reasonably requested.



LESSEE:                              LESSOR:

3D/FX INTERACTIVE, INC.              By:   LIGHTHOUSE CAPITAL PARTNERS,
                                           L.P., its general partner

By: ___________________________            By:      LIGHTHOUSE CAPITAL PARTNERS,
                                                    L.P., its general partner
Name: _________________________
                                           By: _________________________________
Title: ________________________
                                           Name: _______________________________
Date: _________________________
                                           Title: ______________________________


                                        1